                                                                    Exhibit 99.1

CONFERENCE CALL/WEBCAST REMINDER:

Time:                          Today, Wednesday, July 23rd at 5:00 p.m. EDT
Dial-in:                       210-234-0600, passcode "BackWeb"
Live webcast/replay:           www.backweb.com or www.companyboardroom.com
Replay:                        402-220-3596

                                                           FOR IMMEDIATE RELEASE

                                [BACKWEB GRAPHIC]

                       THE OFFLINE INFRASTRUCTURE COMPANY
                   BACKWEB REPORTS Q2 REVENUE OF $1.47 MILLION;
                   CASH AND CASH EQUIVALENTS OF $18.7 MILLION

 - Sees Continued Growth in Awareness, Interest, and Demand for Backweb Offline Web Offering, Though Sales Cycle Durations Remain Uncertain -

SAN JOSE, CALIF., - JULY 23, 2003 - BackWeb Technologies Ltd. (Nasdaq: BWEB), a leading provider of Web infrastructure software enabling offline access to websites and enterprise portals, today announced financial results for its second quarter ended June 30, 2003.

Growth in awareness and demand for BackWeb's industry-leading products led to an increased number of sales of the BackWeb(R) ProactivePortal(R) Server (PPS) in the second quarter of 2003 and net revenue of $1.47 million in the period. This compares to first quarter net revenue of $1.52 million and net revenue of $1.79 million in the second quarter of 2002. New PPS customers in the period included Borsa Italiana S.p.A., ConAgra Foods, Inc., KLA Tencor Corp., Netstal-Maschinen AG, and Pioneer Natural Resources USA, Inc.

BackWeb's operating results continue to benefit from on-going overhead and cost disciplines. BackWeb reported a net loss of $2.6 million, or $0.07 per share, for the second quarter of 2003, compared to a net loss of $5.5 million, or $0.14 per share, in the year-ago period. Given the current environment, BackWeb continues to emphasize cost containment, operating, and cash management disciplines. BackWeb continues to invest prudently in sales and marketing to expand its base of customer prospects, while also investing in a focused set of product enhancements which reflect customer needs. As of June 30, 2003, BackWeb had no long-term debt, and cash and cash equivalents totaling $18.7 million.

Eli Barkat, chairman and CEO of BackWeb Technologies, commented, "We continue to build awareness of, and interest in, our unique offline Web synchronization offering which was substantially augmented with the release of Version 3 in the first quarter. Our lead generation efforts have become more productive, and we are seeing an increasing number of inquiries about BackWeb - either directly to the Company or through industry analysts - as well as a growing appreciation of the importance of the offline functionality we provide. This interest helps validate our strategic decision to focus on the offline opportunity. Unfortunately, the timing of translating this interest and activity into increased revenue remains uncertain in this economic and spending environment.

BACKWEB ANNOUNCES Q2 2003 FINANCIAL RESULTS, 7/23/03                 Page 2 of 5

"Version 3 of the PPS infrastructure further expands our unique value proposition and takes our offering to a new level by providing true two-way offline synchronization of portal, intranet, and enterprise Web content, providing mobile users a more powerful and efficient offline working experience. In the second quarter, we saw a growing percentage of new customer sales represented by PPS, as well as initial migrations of existing customers from our legacy products to our ProactivePortal Server. With enterprises looking for ways to cost effectively leverage their existing IT and personnel resources, we believe Version 3 is a natural solution, offering obvious cost benefits."

ABOUT BACKWEB TECHNOLOGIES:

BackWeb Technologies is a leading provider of Web infrastructure software that extends the reach of the Web offline to the disconnected mobile community of sales forces, field service organizations, distributors, and customers. The Company's products address the need mobile users have to access critical Web content such as service guides, sales tools, pricing, work orders, and other essential documents when they are working out of the office and disconnected from a network. Offerings include three software packages:

      BACKWEB PROACTIVEPORTAL SERVER VERSION 3 integrates with portal frameworks, intranets, and websites to extend their access to users who are frequently disconnected from the network or offline. Its new two-way synchronization capability enables field personnel to both access and publish to the portal while disconnected, creating greater efficiency and improved portal data accuracy and value;

      BACKWEB E-ACCELERATOR(TM) provides a publishing and content management solution for online and offline content access; and

      BACKWEB FOUNDATION(TM) enables Web-based applications to deliver and update software changes, manual updates, etc., with efficient use of network resources.

BACKWEB ADVANTAGES: BackWeb technology includes: patented Polite(R) network-sensitive background content delivery that can deliver any size data without impacting the performance of other network applications; HTML tags allowing customers to integrate BackWeb's infrastructure into their websites and portals without rewriting code; and Web protocol and representation that creates an offline end-user experience that is essentially equal to being online.

BACKWEB CUSTOMERS AND PARTNERS: BackWeb Technologies' customers include ABB, Cisco Systems, Eastman Kodak, Fidelity Investments, Guidant Corporation, Hewlett-Packard, IBM, M&M Mars, NBC, Owens Illinois, Siemens, and more than one hundred other companies. BackWeb Technologies also has reseller alliances with enterprise portal leaders IBM and SAP.

BackWeb is headquartered in San Jose, California and Ramat-Gan, Israel. For more information, visit www.backweb.com or call (800) 863-0100.

(C) 2003 BackWeb Technologies Ltd. All rights reserved. BackWeb, the BackWeb logo, ProactivePortal, and Polite are registered trademarks and e-Accelerator and Foundation are trademarks of BackWeb Technologies Ltd. All other trademarks are property of their respective owners.

Statements in this news release, which are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements of beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include statements regarding: awareness, interest in, and demand for BackWeb's products; the increased appreciation for and importance of offline functionality; the migration of customers to new products and new customer sales; cost benefits provided by Version 3 of the ProactivePortal solution; and anticipated cost benefits from the Company cost containment efforts. Actual results could differ materially from those in such forward-looking statements.

BACKWEB ANNOUNCES Q2 2003 FINANCIAL RESULTS, 7/23/03                 Page 3 of 5

Factors that could cause actual results to differ materially from expectations, include, but are not limited to, a prolonged downturn in general economic conditions or IT industry spending; difficulties containing or reducing expense levels at the Company; market acceptance of offline access products; the ability of the Company to develop innovative technology and deliver solutions that meet customer needs; potential emergence of competitive technologies or competitor companies. In addition, please refer to our periodic filings with the Securities and Exchange Commission, such as Forms 10-K and 10-Q, which contain more detailed descriptions of the risk factors facing our business. BackWeb assumes no obligation to update any of the forward-looking statements in this release.

                                      # # #

Contacts:   Michael Morgan                     Karin Oloffson, David Collins
            Chief Financial Officer            Jaffoni & Collins
            (408) 933-1700                     (212) 835-8500 or bweb@jcir.com
            investors@backweb.com

                            (financial tables follow)

BACKWEB ANNOUNCES Q2 2003 FINANCIAL RESULTS, 7/23/03                 Page 4 of 5





                            BACKWEB TECHNOLOGIES LTD.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED                       SIX MONTHS ENDED
                                         ---------------------------------       ----------------------------------
                                         JUNE 30, 2003       JUNE 30, 2002       JUNE 30, 2003        JUNE 30, 2002
                                           Unaudited           Unaudited           Unaudited            Unaudited
                                           ---------           ---------           ---------            ---------
REVENUE:
  License                                    $  733              $  490              $1,468               $1,423
  Service                                       732               1,301               1,524                2,679
                                             ------              ------              ------              -------
          Total revenue                       1,465               1,791               2,992                4,102

COST OF REVENUE:
  License                                        18                  47                  73                  127
  Service                                       264                 919                 485                1,978
                                             ------              ------              ------              -------
          Total cost of revenue                 282                 966                 588                2,105
                                             ------              ------              ------              -------
GROSS PROFIT                                  1,183                 825               2,434                1,997
                                             ------              ------              ------              -------
OPERATING EXPENSES:
   Research and development                   1,160               1,833               2,328                3,560
   Sales and marketing                        1,609               2,911               3,397                6,096
   General and administrative                 1,034               1,195               2,026                2,571

   Amortization of other intangibles and
     deferred stock compensation                 --                 945                  --                1,782
                                             ------              ------              ------              -------
          Total operating expenses            3,803               6,884               7,680               14,009
                                             ------              ------              ------              -------
LOSS FROM OPERATIONS                         (2,620)             (6,059)             (5,317)             (12,012)

 Finance and other income, net                   12                 519                  71                  820

Write-down of an equity investment               --                  --              (1,000)                  --
                                             ------              ------              ------              -------
NET LOSS                                    $(2,608)            $(5,540)            $(6,246)            $(11,192)
                                             ======              ======              ======               ======
NET LOSS PER SHARE                          $ (0.07)            $ (0.14)            $ (0.16)            $  (0.29)
                                             ======              ======              ======               ======
 Shares used in computing net loss
per share                                    39,853              39,151              39,813               38,064
                                             ======              ======              ======               ======

BACKWEB ANNOUNCES Q2 2003 FINANCIAL RESULTS, 7/23/03                 Page 5 of 5






                            BACKWEB TECHNOLOGIES LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                                       JUNE, 30              DECEMBER 31,
                                                                         2003                    2002
                                                                      Unaudited                Audited
                                                                      ---------                -------
ASSETS

Current assets:

   Cash and cash equivalents                                          $  18,696              $  18,272
   Short-term investments                                                    --                  5,485
   Trade accounts receivable, net                                         2,412                  1,659
   Other current assets                                                     836                  1,523
                                                                      ---------              ---------
Total current assets                                                     21,944                 26,939

Long term investments and other assets                                      372                  1,387
Property and equipment, net                                                 601                  1,083
                                                                      ---------              ---------
     Total assets                                                     $  22,917              $  29,409
                                                                      =========              =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                            $  4,833               $  5,340
   Deferred revenue                                                       1,556                  1,265
                                                                      ---------              ---------
     Total current liabilities                                            6,389                  6,605

Long-term liabilities:                                                      217                    283
Total shareholders' equity                                               16,311                 22,521
                                                                      ---------              ---------
     Total liabilities and shareholders' equity                       $  22,917              $  29,409
                                                                      =========              =========



                                      # # #